                                                                    Exhibit 4.25

                                 July 31, 2000


AFE Trust
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890

Ladies and Gentlemen:

     The purpose of this letter agreement (this "Confirmation") is to confirm
                                                 ------------
the terms and conditions of the Transaction entered into between us on the trade date specified below (the "Transaction"). This Confirmation constitutes a
                           -----------
separate and independent "Confirmation" as referred to in the Master Agreement specified below, secured by the Owned Aircraft identified below. The 1992 ISDA Master Agreement (the "Master Agreement") between United Air Lines, Inc.
                       ----------------
("United") and AFE Trust ("AFE"), together with the Schedule and appendices
  ------                   ---
thereto, all as annexed to this Confirmation, supplements, forms a part of and is incorporated by reference into this Confirmation.

     1.   Definitions.  The definitions and provisions contained in the 1991
          ------------
ISDA Definitions and the 1998 Supplement thereto as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are
                                                            -----------
incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to refer to a "Swap Transaction" for purposes of the Definitions.

          This Confirmation will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles.

          The parties expressly acknowledge that, in reliance on the other party's entering into the Transaction evidenced by this Confirmation, each party has made (or refrained from making) substantial financial commitments and has taken (or refrained from taking) other material actions.

     2.   Summary of Transaction Terms:  The terms of the particular Transaction
          ----------------------------
to which this Confirmation relates are as follows:

Owned Aircraft:             N_____

Owned Aircraft Indenture:   Trust Indenture and Mortgage ([_________]) dated as
                            of July 31, 2000 between United Air Lines, Inc. as
                            Owner and State Street Bank and Trust Company of
                            Connecticut, National Association, as Indenture
                            Trustee

Principal Notional Amount:  See Appendix I to the Schedule to the Master
                            Agreement.

Trade Date:                 July 31, 2000

Effective Date:             July 31, 2000

Termination Date:           July 1, 2011, subject to adjustment in accordance
                            with the Modified Following Business Day Convention
                            (or, if later, the date the Principal Notional
                            Amount of each instrument listed in Appendix 1 to the Schedule to the Master Agreement is reduced to zero in accordance with the terms thereof).

Calculation Agent:          As set forth in the Schedule to the Master
                            Agreement.

Fixed Rate Payer:           United

Fixed Rate
Payer Payment Dates:        The Periodic Swap Payment Dates as defined in Part
                            4, clause (a)(viii), of the Schedule to the Master
                            Agreement on which the Periodic Payment Amount is a negative number

Fixed Rate:                 The Applicable Fixed Rate as defined the definition
                            of "Periodic Swap Payment Formula" in Part 4, clause
                            (a)(ix), of the Schedule to the Master Agreement

Fixed Rate Day Count
Fraction:                   Number of days in a 360-day year of twelve 30-day
                            months

Floating Rate Payer:        AFE

Floating Rate Payer
Payment Dates:              The Periodic Swap Payment Dates as defined in Part
                            4, clause (a)(viii), of the Schedule to the Master
                            Agreement on which the Periodic Payment Amount is a positive number

Floating Rate for initial
Calculation Period:         7.9625% (including the Spread)

Floating Rate Option:       The Eurodollar Rate as defined in the final
                            paragraph of Part 4, clause (a), of the Schedule to the Master Agreement

Designated Maturity:        6 month

Spread:                     Plus 0.90%

Floating Rate
Day Count
Fraction:                   Actual/360

Reset Dates:                The first day of each Calculation Period subsequent
                            to the Effective Date

Business Days:              New York

Business Day Convention:    Modified Following Business Day


3.   Account Details.
     ----------------

     Payments to Party A
     Account for payments in USD:      Bank:        State Street Bank and Trust Company, as AFE Indenture
                                                    Trustee
                                                              Boston, Massachusetts
                                              ABA #:          011-000-028
                                              Attention:      Corporate Trust Department/John Correia
                                              Account #:      9903-9901
                                              Reference:      UNITED 2000-1 EETC


     Payments to Party B:
     Account for payments in USD:      Bank:        Banc One
                                                            One Banc One Plaza
                                                            Chicago, IL 60670

                                              ABA #:          071-000-013
                                              Attention:      United Airlines Special Account
                                              Account #:      51-67795
                                              Reference:      UNITED 2000-1 EETC

(4)  Payment Obligation.  If on any Periodic Swap Payment Date, the Periodic
     ------------------
     Payment Amount for such date is a positive amount, the Floating Rate Payer shall pay the amount thereof to the Fixed Rate Payer, and if on any such date, the Periodic Payment Amount is a negative amount, the Fixed Rate Payer shall pay the absolute amount thereof to the Floating Rate Payer, except, as set forth in paragraph 5 below, the obligation of the Floating Rate Payer to make any such payment is limited to monies available to the Floating Rate Payer for distribution to the Fixed Rate Payer under Article 3 of the AFE Indenture (as defined in the final paragraph of Part 4, clause
     (a), of the Schedule to the Master Agreement).

(5)  Limitation of Liability.  The obligations of Party A under this
     -----------------------
     Confirmation, and in respect of the Transaction evidenced hereby, including, without limitation, its obligation to make any Periodic Swap Payment or Final Periodic Payment, are expressly limited to the extent of the funds, if any, made available for such payment to Party A under, and in accordance with, the priorities of payments set forth in Article 3 of the AFE Indenture, and any difference between the amount of any Party A payment calculated in accordance with this Confirmation and any such amount available on the date for payment shall not constitute a claim against, or obligation of, Party A. Party B acknowledges that no claim shall arise against Party A for any such difference. No recourse under any obligation, covenant or agreement of Party A contained in this Confirmation shall be had against any incorporator, stockholder, agent, affiliate, officer, employee or trustee of Party A, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of Party A contained in this Confirmation are solely trust obligations of Party A and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, agents, affiliates, officers, employees or trustees of Party A, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of Party A contained in this Confirmation and that any and all personal liability of every such incorporator, stockholder, agent, affiliate, officer, employee or trustee of Party A for breaches by Party A of any such obligation, covenant or agreement, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Confirmation; provided, however, that nothing in this
                                     --------  -------
     paragraph (5) shall relieve any of the foregoing persons from any liability which any such person may otherwise have for his/her or its gross negligence or willful misconduct.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.


                              Very truly yours,

                              United Air Lines, Inc.


                              By:  __________________________
                              Name:
                              Title:



Accepted and Agreed as of the date first written above:

AFE Trust

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trustee under the Trust Agreement, dated as of June 9, 2000, between United Air Lines, Inc. and Wilmington Trust Company.


By:
Name:
Title:

(Local Currency--Single Jurisdiction)


                                    ISDA(R)
                 International Swap Dealers Association, Inc.

                               MASTER AGREEMENT


United Air Lines, Inc.      and AFE Trust
----------------------------    --------------------------

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.    Interpretation

(a) Definitions. The terms defined in Section 12 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.    Obligations

(a)   General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii)  Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)   Netting.  If on any date amounts would otherwise be payable:--

      (i)        in the same currency; and

      (ii)       in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of branches or offices through which the parties make and receive payments or deliveries.

(d) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that:--

(a)  Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

4.   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party any forms, documents or certificates specified in the Schedule or any Confirmation by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

5.   Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) or to give notice of a Termination Event) to be complied with or performed by the party in accordance with this

     Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii)  Credit Support Default.

               (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

               (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

               (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) Misrepresentation. A representation made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

               (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
               (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

               (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

               (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (ii) below or an Additional Termination Event if the event is specified pursuant to (iii) below:--

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

               (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

               (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (iii) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.   Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  Right to Terminate Following Termination Event.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iii)  Right to Terminate.  If:--

               (1) an agreement under Section 6(b)(ii) has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

               (2) an Illegality other than that referred to in Section 6(b)(ii), a Credit Event Upon Merger or an Additional Termination Event occurs,

     either party in the case of an Illegality, any Affected Party in the case of an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  Effect of Designation.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(d) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  Calculations.

     (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment), from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) Events of Default. If the Early Termination Date results from an Event of Default:--

               (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party over (B) the Unpaid Amounts owing to the Defaulting Party.

               (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

               (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to
               (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party less (B) the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

               (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) Termination Events. If the Early Termination Date results from a Termination Event:--

               (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Nondefaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

               (2)  Two Affected Parties.  If there are two Affected Parties:--

                         (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Unpaid Amounts owing to X less (II) the Unpaid Amounts owing to Y; and

                         (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

               If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   Transfer

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  Counterparts and Confirmations.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

9.   Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

10.  Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii)  if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

11.  Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and,

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

12.  Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)  in all other cases, the Termination Rate.

"consent" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iii).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"law" includes any treaty, law, rule or regulation and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to
Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under
Section 9. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date.

The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under
Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Event" means an Illegality or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


      United Air Lines, Inc.                              AFE Trust
------------------------------------           ------------------------------
      (Name of Party)                                  (Name of Party)



By:  _______________________________           By:_________________________
     Name:                                        Name:
     Title:                                       Title:
     Date:                                        Date:

                                   SCHEDULE

                                    to the

                               MASTER AGREEMENT

                    (Local Currency - Single Jurisdiction)

                                    between

                     AFE Trust, a statutory business trust
                     organized under the laws of Delaware,
                   together with its successors and assigns

                                  ("Party A")
                                    -------

                                      and

                United Air Lines, Inc., a Delaware corporation

                                  ("Party B")
                                    -------

                                    PART 1

                            Termination Provisions
                            ----------------------


      1.1.  "Specified Entity" means in relation to Party A for the purpose of

                    Section 5(a)(v)          Not Applicable
                    Section 5(a)(vi)         Not Applicable
                    Section 5(a)(vii)        Not Applicable

                    and means in relation to Party B for the purpose of

                    Section 5(a)(v)          Not Applicable
                    Section 5(a)(vi)         Not Applicable
                    Section 5(a)(vii)        Not Applicable

      1.2. Except for the events set forth in Section 5(a)(i) and 5(a)(viii) of the Master Agreement as incorporated in this Confirmation, in the case of Party B, and Section 5(a)(vii)(4) of the Master Agreement as incorporated in this Confirmation, in the case of Party A and Party B, the "Events of Default" set forth in Section 5(a) of the Master Agreement as incorporated in this Confirmation will not apply to Party A or Party B.

      1.3. The "Cross-Default" provisions of Section 5(a)(vi) of the Master Agreement as incorporated in this Confirmation will not apply to Party A or Party B.

      1.4. The "Illegality" provisions of Section 5(b)(i) of the Master Agreement as incorporated in this Confirmation and the "Credit Event Upon Merger" provisions of Section 5(b)(ii) of the Master Agreement as incorporated in this Confirmation will not apply to Party A or Party B.

      1.5. The "Automatic Early Termination" provisions of Section 6(a) of the Master Agreement as incorporated in this Confirmation will not apply to Party A or Party B.

      1.6. "Payments on Early Termination." Paragraph 6(e) of the Master Agreement as incorporated in this Confirmation is amended by deleting the existing provisions thereof and substituting the following:

      "Notwithstanding anything to the contrary in this Confirmation, the amount payable on any early termination of the Transaction evidenced hereby (other than in respect of an Additional Termination Event relating to a Leased Aircraft) shall be the sum of the Senior Swap Termination Amount and Junior Swap Termination Amount set forth on Appendix II to this Schedule unless prior to the date of the occurrence of the related Early Termination Date, the Investment Banking Firm, engaged by the Indenture Trustee on behalf of Party A, is able to obtain a Senior Qualified Substitute from the proceeds received under the Owned Aircraft Indenture identified in paragraph 2 "Summary of Transaction Terms" of this Confirmation in respect of the Senior Swap Termination Amount and/or a Junior Qualified Substitute from the proceeds received under such Owned Aircraft Indenture in respect of the Junior Swap Termination Amount and the respective cost thereof (including for such purpose the fees and expenses of the Investment Banking Firm incurred in procuring the relevant Qualified Substitute) is less than or equal to the corresponding scheduled amounts for the Senior Swap Termination Amount and Junior Swap Termination Amount, respectively, in which case the amount payable by Party B on early termination of this Transaction (other than in respect of an Additional Termination Event relating to a Leased Aircraft) shall be the applicable Senior Qualified Substitute Purchase Amount and/or Junior Qualified Substitute Purchase Amount, as the case may be, plus, in either case, the amount of all other unpaid sums due and payable by Party B under this Confirmation on or prior to the relevant Early Termination Date. Upon receipt of any such scheduled amounts and/or Qualified Substitute Purchase Amounts, Party A shall apply the proceeds thereof to the acquisition of the applicable Qualified Substitute and/or the funding of the Swap Substitute Account, as the case may be, all as provided in Section 2.13 of the AFE Trust Indenture."

      Upon any early termination of the Transaction evidenced by this Confirmation either in whole or in part due to an Additional Termination Event relating to a Leased Aircraft on a day other than a Periodic Swap Payment Date, Party A or Party B, as the case may be, shall make the Final Periodic Payment.

      Notwithstanding the foregoing, the parties agree that in the event the Transaction evidenced by this Confirmation is terminated pursuant to Section 6 of the Master Agreement as incorporated in this Confirmation, except to the extent of any Final Periodic Payment payable by Party A, Party A shall not be required to make any payments arising out of such termination to Party B.

      1.7.  Limitations on Conditions Precedent.  Notwithstanding Section 2(a)
              -----------------------------------
of the Master Agreement as incorporated in this Confirmation, the obligation of Party B to make each payment or delivery specified in this Confirmation, so long as it shall remain in effect, shall not be subject to any conditions precedent, and, without limiting the foregoing, Party B agrees that it will make each such payment or delivery without offset, counterclaim or defense and whether any other Event of Default, Potential Event of Default or Termination Event exists with respect to Party A or otherwise.

      1.8. "Additional Termination Event" will apply. Each of the following shall constitute an Additional Termination Event under this Confirmation:

              1.8.1  Leased Aircraft

                       (x) If an Event of Loss under and as defined in a Lease in respect of a Leased Aircraft occurs and Party B does not substitute another aircraft pursuant to such Lease and, in connection with such substitution, obtain a Ratings Confirmation, then the Transaction evidenced by this Confirmation, to the extent relating to such Lease, shall terminate in part on the related Early Termination Date, without any termination payment by either Party A or Party B under Section 6(e) of the Master Agreement as incorporated in this Confirmation other than the Final Periodic Payment to be made hereunder.

                       (y) If Party B elects an early termination of a Lease and the related Leased Equipment Notes are prepaid as a result thereof, then the Transaction evidenced by this Confirmation, to the extent relating to such Lease, shall terminate in part on the related Early Termination Date, without any termination payment by either Party A or Party B under Section 6(e) of the Master Agreement as incorporated in this Confirmation other than the Final Periodic Payment to be made hereunder.

                      (z) In the event of a Lease Event of Default under and as defined in a Lease in respect of a Leased Aircraft, the Transaction evidenced by this Confirmation, to the extent relating to such Lease, shall terminate in part upon the application of the proceeds of the disposition of the related Leased Aircraft to the payment of the AFE Trust Notes under the AFE Indenture (through application of the payments made on the related Leased Equipment Notes as a result of such disposition) without any termination payment by either Party A or Party B under Section 6(e) of the Master Agreement as incorporated in this Confirmation other than the Final Periodic Payment to be made hereunder.

In the event that the Transaction evidenced by this Confirmation is terminated in part as a result of the events noted above, either Party A or Party B (in the case of an event described in subclause (x) or (y) above) or Party A (in the case of an event described in subclause (z) above) may terminate the affected portion of the Transaction by designating an Early Termination Date with respect to such affected portion, the terminated portion thereof shall be the "Terminated Transaction", the Final Periodic Payment, if any, shall become due and payable, the Principal Notional Amount applicable to this Confirmation shall be reduced by an amount equal to the portion of the Principal Notional Amount allocable to the affected Leased Aircraft as specified in Exhibit A to Appendix I to this Schedule to the Master Agreement as incorporated in this Confirmation and the Senior Swap Termination Amount and the Junior Swap Termination Amount applicable to this Confirmation shall be reduced by an amount equal to the Senior Swap Termination Amount and Junior Swap Termination Amount, respectively, allocable to the affected Leased Aircraft as specified in Exhibit A to Appendix II to this Schedule to the Master Agreement as incorporated in this Confirmation. No such termination shall release Party B from its obligation to make any payment to Party A under Section 2(a)(i) of the Master Agreement as incorporated in this Confirmation or other applicable provision of this Confirmation due on or before the date of such termination.

              1.8.2  Owned Aircraft:

                       (x) If an Event of Loss occurs under and as defined in the Owned Aircraft Indenture securing, and identified in paragraph 2 "Summary of Transaction Terms" of, this Confirmation and Party B does not substitute another aircraft therefor in accordance with the provisions of Section 5.01 of such Owned Aircraft Indenture and obtain a Ratings Confirmation in connection with such substitution, then the Transaction evidenced by this Confirmation shall terminate upon payment in full of the United Equipment Notes (such term having the same meaning herein as such term has in the Intercreditor Agreement) issued under such Owned Aircraft Indenture and Party B shall make a termination payment under Section 6(e) of the Master Agreement as incorporated in this Confirmation in the amount specified herein for the related Early Termination Date.

                       (y) If Party B elects to prepay and does prepay the United Equipment Notes issued under the Owned Aircraft Indenture securing, and identified in paragraph 2 "Summary of Transaction Terms" of, this Confirmation and Party B does not secure its obligations under this Confirmation with another aircraft pursuant to paragraph (n) of Part 5 of this Schedule to the Master Agreement as incorporated in this Confirmation and obtain a Ratings Confirmation in connection therewith, then the Transaction evidenced by this Confirmation shall terminate upon the prepayment in full of such United Equipment Notes and Party B shall make a termination payment under Section 6(e) of the Master Agreement as incorporated in this Confirmation in the amount specified herein for the related Early Termination Date.

                       (z) If an Event of Default occurs under and as defined in the Owned Aircraft Indenture securing, and identified in paragraph 2 "Summary of Transaction Terms" of, this Confirmation, the Transaction evidenced by this Confirmation shall terminate upon the disposition of the Owned Aircraft subject to the lien of such Owned Aircraft Indenture and the application of the proceeds thereof to the obligations of Party B secured under such Owned Aircraft Indenture (including the obligation of Party B to make the payment on early termination specified in Section 6(e) of the Master Agreement as incorporated in this Confirmation by reason thereof), and upon the application of such proceeds Party B shall make a termination payment under said
                            Section 6(e) in the amount specified herein for the related Early Termination Date.

In the event that the Transaction evidenced by this Confirmation is terminated as a result of the events noted in this clause (ii), Party B shall be the "Affected Party" with respect thereto.


                                    PART 2

                        Agreement to Deliver Documents
                        ------------------------------

For the purpose of Sections 4(a) of the Master Agreement as incorporated in this Confirmation, each party agrees to deliver the following documents, as applicable:

Party required
      to
   deliver                                                                       Date by which to be
   document                         Form/Document/Certificate                         delivered
   --------                         -------------------------                         ---------
    Party A    A certificate of an authorized officer of the party,             Upon execution of
               certifying the names, true signatures and authority of the       this Confirmation
               officers of the party signing this Confirmation.

    Party B    A certificate of an authorized officer of the party,             Upon execution of
               certifying the names, true signatures and authority of the       this Confirmation.
               officers of the party signing this Confirmation.

Party required
      to
   deliver                                                                        Date by which to be
   document                          Form/Document/Certificate                         delivered
   --------                          -------------------------                         ---------
    Party A     Legal Opinion of Party A.                                        Upon execution of
                                                                                 this Confirmation.

    Party B     Legal Opinion of Party B.                                        Upon execution of
                                                                                 this Confirmation.

    Party B     Audited annual consolidated financial statements of Party B,     Promptly upon
                prepared in accordance with accounting principles that are       demand by Party A.
                generally accepted in the United States.

                                    PART 3

                                 Miscellaneous
                                 -------------

      3.1 Addresses for Notices. For the purpose of Section 10(a) of the Master Agreement as incorporated in this Confirmation:

      Address for notices or communications to Party A:

                 Address:

                 c/o Wilmington Trust Company
                 Rodney Square North
                 1100 North Market Street
                 Wilmington, Delaware 19890
                 Attention: Corporate Trust Administration
                 Facsimile: (302) 651-8882
                 Telephone: (302) 651-1343

                 (For all purposes.)

      Address for notices or communications to Party B:

                 Address:

                 If by U.S. Mail
                 ---------------

                 United Air Lines, Inc.
                 P.O. Box 66100
                 Chicago, Illinois 60666
                 Attention:  Vice President and Treasurer
                 Facsimile: (847) 700-7117
                 Telephone: (847) 700-4000

                 If by Overnight Courier
                 -----------------------

                 1200 East Algonquin Road
                 Elk Grove Township, Illinois 60007
                 Attention: Vice President and Treasurer
                 Facsimile: (847) 700-7117
                 Telephone: (847) 700-4000

      3.2 Calculation Agent. The Calculation Agent is Party B, except that Party A shall be the Calculation Agent for purposes of any payment to be made under Section 6 of the Master Agreement as incorporated in this Confirmation.

      3.3  Credit Support Document.

                 With respect to Party A:  None

                 With respect to Party B:  None.

      3.4  Credit Support Provider.

                 To support Party A: None

                 To support Party B: None

      3.5  Netting of Payments. The netting of payments provision set forth in
             -------------------
Section 2(c) of the Master Agreement as incorporated in this Confirmation will not apply to the Transaction evidenced by this Confirmation.

      3.6  "Affiliate" will have the meaning specified in Section 12 of the
              ---------
Master Agreement as incorporated in this Confirmation.

                                    PART 4

                               Other Provisions
                               ----------------

      4.1  Definitions.  The Master Agreement, this Schedule, and the
             -----------
Transaction evidenced by this Confirmation incorporate and are subject to the 1991 ISDA Definitions (as supplemented by the 1998 Supplement to the 1991 ISDA Definitions) (the "Definitions") as published by the International Swaps and
                   -----------
Derivatives Association, Inc. ("ISDA"), and will be governed in all respects by
                                ----
the Definitions (except that references to "Swap Transactions" in the Definitions will be deemed to be references to "Transactions"). The Definitions
                                                ------------
are incorporated by reference in, and
made part of, the Master Agreement and this Confirmation as if set forth in full in this Schedule. In the event of any inconsistency between the provisions of the Master Agreement and the Definitions, the Master Agreement will prevail. In the event of any inconsistency between the provisions of this Confirmation and the Master Agreement or the Definitions, each as incorporated in this Confirmation, this Confirmation will prevail for the purpose of this Transaction. This Confirmation evidences and constitutes a separate and independent Transaction which incorporates the Master Agreement, this Schedule and the Definitions by reference and each reference to a "Confirmation" shall be so construed; any provision of the Master Agreement, this Schedule or the Definitions to the contrary or inconsistent with the foregoing, including
Section 1(c) of the Master Agreement, will not apply.

      As used herein, each of the following terms shall have the meanings set forth below:

      (i) "Final Periodic Payment" means, in connection with the reduction in the Principal Notional Amount of the Transaction evidenced by this Confirmation due to the occurrence of an Additional Termination Event relating to Leased Aircraft, the swap payment to be made by Party A or Party B, as the case may be, on the related Early Termination Date if and to the extent such date does not coincide with a Periodic Swap Payment Date shall equal the amount determined in accordance with the Periodic Swap Payment Formula had such date been a Periodic Swap Payment Date.

      (ii) "Investment Banking Firm" means an independent investment banking firm of nationally recognized standing engaged by the Indenture Trustee on behalf of Party A (that is, so long as no event of default exists under any Owned Aircraft Indenture, any Lease (such term having the same meaning herein as such term has in the Intercreditor Agreement) relating to the Leased Aircraft or the 747 Aircraft (such term having the same meaning herein as such term has in the Intercreditor Agreement), acceptable to Party B)

      (iii) "Junior Periodic Swap Payment" means, as of any Periodic Swap Payment Date, the "Periodic Payment Amount" (as defined in and calculated pursuant to the definition of "Periodic Swap Payment Formula") for such date for the Certificates.

      (iv) "Junior Qualified Substitute" means any direct pay letter of credit, swap (cancellable by Party A only) or other interest rate hedging instrument, in each case that contains terms that would make available to Party A the amount of funds that would be necessary to make the Junior Periodic Swap Payments provided in this Confirmation assuming a Eurodollar Rate not in excess of 2.96% per annum from the Early Termination Date to the date of the last scheduled Junior Periodic Swap Payment as set forth in Appendix I to this Schedule and which shall be in form and substance (including, without limitation, as to the assumed Eurodollar Rate), and from an issuer, acceptable to the Rating Agencies and in respect of which the Rating Agencies shall have issued a Ratings Confirmation.

      (v) "Junior Qualified Substitute Purchase Amount" means the amount to be paid to a financial counterparty in order to obtain from such financial counterparty commitments in the form of a Junior Qualified Substitute plus the fees of the Investment Banking Firm
                                  ----
             incurred in procuring the Junior Qualified Substitute.

      (vi) "Junior Swap Termination Amount" means the amount, determined in accordance with Appendix II to this Schedule, to be paid on the Early Termination Date.

      (vii) "Periodic Swap Payment" means, with respect to each Periodic Swap Payment Date, the sum of the "Periodic Payment Amounts" (as defined in and calculated pursuant to the definition of "Periodic Swap Payment Formula") for the Series A-1 AFE Trust Notes, the Series A-2 AFE Trust Notes, the Series B AFE Trust Notes and the Certificates for such Periodic Swap Payment Date.

      (viii) "Periodic Swap Payment Date" means each of the dates set forth on Appendix I to this Schedule, (and, if later, each January 1 and July 1 thereafter until the Principal Notional Amount for each of the Series A-1 AFE Trust Notes, the Series A-2 AFE Trust Notes, the Series B AFE Trust Notes and the Certificates are reduced to zero in accordance with the provisions thereof), each of which shall constitute a Period End Date for all purposes of this Confirmation.

      (ix) "Periodic Swap Payment Formula" means, for each of the Series A-1 AFE Trust Notes, the Series A-2 AFE Trust Notes, the Series B AFE Trust Notes and the Certificates then outstanding, the following formula:

                  Periodic Payment Amount = (((Eurodollar Rate + 0.90%) x actual days in Swap Payment Period) - (Applicable Fixed Rate x number of days in Swap Payment Period calculated on the basis of a 360-day year with twelve 30-day months) x Principal Notional Amount/360

                  Where:

                  "Periodic Payment Amount" means the amount (x) to be paid by Party A, if the result is positive, or (y) the absolute value of which is to be paid by Party B, if the result is negative; provided, however, that the obligation of Party A is limited to funds available to Party A for distribution to Party B under Article 3 of the AFE Trust Indenture.

                  "Applicable Fixed Rate" means 7.783% per annum, in the case of the Series A-1 AFE Trust Notes, 7.730% per annum, in the case of the Series A-2 AFE Trust Notes, 8.030% per annum, in the case of the Series B AFE Trust Notes and 8.140% per annum, in the case of the Certificates.

      (x) "Principal Notional Amount" means, in respect of each of the Series A-1 AFE Trust Notes, the Series A-2 AFE Trust Notes, the Series B AFE Trust Notes and the Certificates, as of any Periodic Swap Payment Date, the amount set forth as the principal notional amount thereof for the Transaction evidenced by this Confirmation as set forth in Appendix I to this Schedule, as such principal notional amount may be adjusted from time to time in accordance with the terms of this Confirmation.

      (xi) "Qualified Substitute" means, with respect to the Transaction evidenced by this Confirmation, the Senior Qualified Substitute and/or the Junior Qualified Substitute, as the case may be.

      (xii) "Qualified Substitute Purchase Amounts" means the Senior Qualified Substitute Purchase Amount and/or the Junior Qualified Substitute Purchase Amount, as the context may require.

      (xiii) "Senior Periodic Swap Payment" means, as of any Periodic Swap Payment Date, the sum of the "Periodic Payment Amounts" (as defined in and calculated pursuant to the definition of "Periodic Swap Payment Formula") for the Series A-1 AFE Trust Notes, the Series A-2 AFE Trust Notes, and the Series B AFE Trust Notes for such date.

      (xiv) "Senior Qualified Substitute" means any direct pay letter of credit, swap (cancellable by Party A only) or other interest rate hedging instrument, in each case that contains terms that would make available to Party A the amount of funds that would be necessary to make the Senior Periodic Swap Payments provided in this Confirmation assuming a Eurodollar Rate not in excess of 2.96% per annum from the Early Termination Date to the date of the last scheduled Senior Periodic Swap Payment as set forth in Appendix I to this Schedule and which shall be in form and substance (including, without limitation, as to the assumed Eurodollar Rate), and from an issuer, acceptable to the Rating Agencies and in respect of which the Rating Agencies shall have issued a Ratings Confirmation.

      (xv) "Senior Qualified Substitute Purchase Amount" means the amount to be paid to a financial counterparty in order to obtain from such financial counterparty commitments in the form of a Senior Qualified Substitute plus the fees of the Investment Banking Firm
                                   ----
              incurred in procuring the Senior Qualified Substitute.

      (xvi) "Senior Swap Termination Amount" means the amount, determined in accordance with Appendix II to this Schedule, to be paid on the Early Termination Date.

      (xvii)  "Swap Payment Period" means each Calculation Period.

      (xviii) "Termination Currency" means United States Dollars.

      (xix) "Transaction" means the "Transaction" under, as defined in and evidenced by this Confirmation.

      Capitalized terms used herein but not otherwise defined herein or in the Definitions shall have the meanings assigned to them in the Indenture dated as of July 31, 2000 (the "AFE Indenture"), as amended from time to time, between
                       -------------
Party A and State Street Bank and Trust Company of Connecticut, National Association (the "AFE Indenture"), including, without limitation, each of the
                  -------------
following terms:

      "747 Lease Agreement", "AFE Trust Notes", "Certificates", "Eurodollar Rate", "Indenture Trustee", "Intercreditor Agreement", "Leased Aircraft", "Leased Aircraft Indenture", "Leased Equipment Notes", "Owned Aircraft", "Owned Aircraft Indenture", "Rating Agencies", "Ratings Confirmation", "Series A-1 AFE Trust Notes", "Series A-2 AFE Trust Notes", "Series B AFE Trust Notes" and "Swap Substitute Account".

      4.0.2  Severability.  If any term, provision, covenant, or condition of
             ------------
this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable portion eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of the parties to this Confirmation; provided, however, that this severability provision shall not be applicable if
--------  -------
any provision, as modified by the express provisions of this Schedule to the Master Agreement, of Section 2, 5, 6, or 11 of the Master Agreement as incorporated in this Confirmation (or any definition or provision in Section 12 of the Master Agreement as incorporated in this Confirmation to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

      4.0.3. Non-petition.  Party B agrees that it will not, prior to the date
             ------------
following the payment in full of all the Leased Equipment Notes issued pursuant to the related Leased Aircraft Indentures and the expiration of all applicable preference periods under the United States Bankruptcy Code or other applicable law relating to any such payment, acquiesce, petition or otherwise invoke or cause Party A or any other person or entity to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party A under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party A or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party A.

      4.0.4  Limitation of Liability.  The obligations of Party A under this
             -----------------------
Confirmation, and in respect of the Transaction evidenced hereby, including, without limitation, its obligation to make any Periodic Swap Payment or Final Periodic Payment, are expressly limited to the extent of the funds, if any, made available for such payment to Party A under, and in accordance with, the priorities of payments set forth in Article 3 of the AFE Indenture, and any difference between the amount of any Party A payment calculated in accordance with this Confirmation and any such amount available on the date for payment shall not constitute a claim against, or obligation of, Party A. Party B acknowledges that no claim shall arise against Party A for any such difference. The obligations of Party A under this Confirmation, and in respect of the Transaction evidenced hereby, are solely the obligations of Party A, to the extent of the funds, if any, made available therefor to Party A under and in accordance with the priorities of payments set forth in Article 3 of the AFE Indenture. No recourse under any obligation, covenant or agreement of Party A contained in this Confirmation shall be had against any incorporator, stockholder, agent, affiliate, officer, employee or trustee of Party A, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of Party A contained in this Confirmation are solely trust obligations of Party A and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, agents, affiliates, officers, employees or trustees of Party A, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of Party A contained in this Confirmation and that any and all personal liability of every such incorporator, stockholder, agent, affiliate, officer, employee or trustee of Party A for breaches by Party A of any such obligation, covenant or agreement, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Confirmation; provided, however, that
                                                      --------  -------
nothing in this paragraph (d) shall relieve any of the foregoing persons from any liability which any such person may otherwise have for his/her or its gross negligence or willful misconduct.

      Party B acknowledges and agrees to the distribution of payments under this Confirmation from Party A in accordance with the priorities of payments provisions set forth in Article 3 of the AFE Indenture.

      4.5  Payments.  Notwithstanding anything herein to the contrary, the
           --------
parties agree, with respect to this Confirmation and the Transaction evidenced hereby, that: (x) all payments required to be made by Party A hereunder shall be made by 1:00 p.m. (Chicago Time) and all payments required to be made by Party B hereunder shall be made by 11:00 a.m. (Chicago time); (y) all payments required to be made by Party B under this Confirmation shall be made to State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, but solely in its capacity as Trustee under the Owned Aircraft Indenture securing, and identified in paragraph 2 "Summary of Transaction Terms" of, this Confirmation (and the parties further agree that the making of any such payment by Party B shall be deemed to satisfy Party B's obligation to make such payment to Party A under this Confirmation); and (z) all payments required to be made by Party A under this Confirmation shall be made in accordance with, and as provided in, the AFE Indenture.

      4.6  Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND
           --------------------
ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS.

      4.7  Representations and Warranties.  Section 3(a) of the Master
           ------------------------------
Agreement as incorporated in this Confirmation is amended by adding the following paragraph (vi):

                "(vi) Eligible Swap Participant. It is an "eligible swap participant" as that term is defined by the United States Commodity Futures Trading Commission in 17 C.F.R. (S) 35.1(b)(2) and it has entered into this Confirmation and the Transaction evidenced hereby in connection with its line of business (including financial intermediation services) or the financing of its business; and the material terms of this Confirmation and Transaction evidenced hereby have been individually tailored and negotiated."

      4.8  No Reliance.  This Confirmation and the Transaction evidenced
           -----------
hereby have been entered into by each party in reliance only upon its judgment, in order to accomplish legitimate business needs. Neither party holds itself out as advising, or any of its employees or agents as having any authority to advise, the other party as to whether or not it should enter into this Confirmation and the Transaction evidenced hereby. Neither party is receiving any compensation from the other party for providing advice in respect of this Confirmation and the Transaction evidenced hereby, and any such advice provided to such other party will not form the primary basis for an investment decision by such other party.

      4.9  Consent to Recording.  Each party (i) consents to the recording of
           --------------------
the telephone conversations of trading and marketing personnel of the parties in connection with this Confirmation and the Transaction evidenced hereby and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel.

      4.10  Waiver of Contractual Right of Setoff.  Notwithstanding any
            -------------------------------------
provision of the Master Agreement as incorporated in this Confirmation or any other existing or future agreement, each party irrevocably waives any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between the two parties hereunder against any obligations between the two parties under any other agreements or otherwise.

      4.11  Amendments.  The Master Agreement is hereby further amended as
            ----------
follows:

                 4.11.1    Section 2(b) of the Master Agreement as
                                   incorporated in this Confirmation is hereby amended by the insertion of the following at the end thereof after the word "change":
                                   "provided that if such new account shall not be in the same jurisdiction having the same power to tax as the original account, the party not changing its account shall not be obliged to pay any greater amounts and shall not receive less as a result of such change than would have been the case if such change had not taken place."

                 4.11.2    Section 2(d) of the Master Agreement as
                                   incorporated in this Confirmation is amended by adding thereto a new final sentence reading as follows: "Anything in this Section 2(d) to the contrary notwithstanding, Party A shall not be obligated to make any payment under this Section 2(d) to Party B".

                 4.11.3    Section 6(b)(iii) of the Master Agreement as
                                   incorporated in this Confirmation is hereby amended by adding the following at the end thereof: "which day shall coincide in the case of an Additional Termination Event described in Part 1 clause (h) of this Schedule to the Master Agreement as incorporated in this Confirmation as follows:
                                   (1) in the case of paragraphs (x) and (y) to sub-clause (i), on the date the relevant Lease referred to therein terminates, (2) in the case of paragraph (z) to sub-clause (i), on the date of the application of the proceeds referred to therein, (3) in the case of paragraphs (x) and (y) to sub-clause (ii), on the date of the payment or prepayment, as the case may be, of the United Equipment Notes referred to therein, and (4) in the case of paragraph (z) to sub-clause (ii), on the date of the application of the proceeds referred to therein".

                 4.11.4    The definition of "Affected Transactions" set forth
                                   in Section 12 of the Master Agreement as incorporated in this Confirmation is amended by deleting the existing provision thereof and substituting the following: '"Affected Transaction" means the Transaction evidenced by this Confirmation".

      4.12  Acknowledgment.  Party B hereby acknowledges the assignment by
            --------------
Party A of its rights, but not its obligations, under this Confirmation to the Indenture Trustee pursuant to the AFE Indenture and expressly agrees that the Indenture Trustee may exercise the rights of Party A under this Confirmation, to the same extent as if a party to this Confirmation, on the terms specified in the AFE Indenture.

      4.13  Obligation of Party A regarding Additional Early Terminations.
            -------------------------------------------------------------
With respect to the Transaction evidenced by this Confirmation, upon the occurrence of an event resulting in an Additional Early Termination with respect to the Owned Aircraft securing the Transaction evidenced by this Confirmation, the Indenture Trustee on behalf of Party A shall engage the Investment Banking Firm and shall instruct the Investment Banking Firm to use commercially reasonable efforts to promptly procure a Senior Qualified Substitute and/or a Junior Qualified Substitute, but only to the extent that the Qualified Substitute Purchase Amounts are less than or equal to the Senior Swap Termination Amount and/or the Junior Swap Termination Amount, as applicable. In no event shall Party A be obligated to pay any fees or other amounts arising in connection with procuring Qualified Substitutes to the Investment Banking Firm if the Investment Banking Firm fails to so procure Qualified Substitutes in accordance with the preceding sentence.

      4.14  Substitution of Aircraft Collateral.  In the event that Party B
            -----------------------------------
elects to prepay the United Equipment Notes issued under the Owned Aircraft Indenture securing, and identified in paragraph 2 "Summary of Transaction Terms" of, this Confirmation, Party B may, prior to such prepayment, and in lieu of making a termination payment as provided in Section 6(e) of the Master Agreement as incorporated in this Confirmation, elect to secure its obligations under this Confirmation and the Transaction evidenced hereby by granting to the Indenture Trustee, on behalf of Party A, a security interest on and mortgage over an aircraft owned by Party B, of a value and subject to such encumbrances as may be acceptable to the Rating Agencies, pursuant to a mortgage containing covenants, terms, priority of payment provisions (to the extent other encumbrances exist in respect of such aircraft) and conditions substantially similar to the Owned Aircraft Indenture, and in any event acceptable to the Rating Agencies, and in connection therewith, and as a condition to the effectiveness of any such election, Party B shall have obtained a Ratings Confirmation.

      4.15  Supplemental Payment.  With respect to this Confirmation and the
            --------------------
Transaction evidenced hereby, in addition to any other amounts payable under this Confirmation, Party B shall pay to Party A on or before January 2, 2001, the Supplemental Payment Amount determined in accordance with the following formula, which amount may not be netted against any amount due and owing from Party A to Party B:

      Supplemental Payment Amount = (Supplemental Payment Period x 7.9625% per annum x Supplemental Payment Notional Balance) / 360.

      Where:

              "Supplemental Payment Period" means the actual number of days from and including July 31, 2000 to, but excluding, the date of the payment of the Supplemental Payment Amount.

              "Supplemental Payment Notional Balance" means $43,160.94.

      (p)     Survival of Obligations. The "Survival of Obligations" provision
              -----------------------
of Section 8(c) of the Master Agreement as incorporated in this Confirmation will not apply.

                                                                      Appendix I
                                                                      ----------


                           Principal Notional Amount
                           -------------------------

The Principal Notional Amount as of any Periodic Swap Payment Date for each of the Series A-1 AFE Trust Notes, the Series A-2 AFE Trust Notes, the Series B AFE Trust Notes and the Certificates is the product of the amount set forth below opposite such date for such instrument and ___% (the "Allocation Percentage"):

--------------------------------------------------------------------------------------------------
Periodic Swap      Series A-1 AFE        Series A-2 AFE      Series B AFE
-------------      --------------        --------------      ------------
Payment Date(1)    Trust Notes(2)(3)   Trust Notes(2)(3)   Trust Notes(2)(3)  Certificates(2)(3)
------------       -----------         -----------------   -----------------  ------------
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(5)   Subject to Modified Following Business Day Convention

(6) Computed as of the Effective Date on the basis of the scheduled aggregate outstanding principal amounts of the Series A-1, Series A-2 and Series B AFE Trust Notes and the aggregate scheduled pool balance of the Certificates, in each instance, as of the relevant Periodic Swap Payment Date, except that if as of any date of determination thereof, any of the amounts shown above for such date are less than the corresponding actual outstanding amount of the related Series of AFE Trust Notes or Certificates, as the case may be, as of such date, the Principal Notional Amount of the affected Series of AFE Trust Notes or Certificates, as the case may be, for such date shall be such actual outstanding amount thereof.

(7) In the event the Leased Equipment Notes in respect of any Leased Aircraft are prepaid as a result of the termination of the released Lease, the Principal Notional Amounts set forth above shall be reduced by the redemption amounts for such Leased Aircraft as set forth in Exhibit A to this Appendix I.

                                                                       Exhibit A

       For each of Leased Aircraft N_______, _______, _______ and _______

-------------------------------------------------------------------------------------------
Periodic Swap      Series A-1 AFE    Series A-2 AFE     Series B AFE
Payment Date(1)     Trust Notes       Trust Notes       Trust Notes     Certificates
------------        -----------       -----------       -----------     ------------
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

                 For each of Leased Aircraft N_____ and N______

-----------------------------------------------------------------------------------------
Periodic Swap    Series A-1 AFE     Series A-2 AFE      Series B AFE
Payment Date      Trust Notes        Trust Notes        Trust Notes     Certificates
------------      -----------        -----------        -----------     ------------
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                                                                     Appendix II
                                                                     -----------

The Senior Swap Termination Amount, Junior Swap Termination Amount and Swap Termination as of any Periodic Swap Payment Date equals the product of the amount set forth below opposite such date and the Allocation Percentage, as follows:

-------------------------------------------------------------------------------------------
Periodic Swap            Senior Swap               Junior Swap           Swap Termination
Payment Date(1)    Termination Amount(2)(3)   Termination Amount(2)(3)     Amount(2)(3)
------------       ------------------         ------------------           -------
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

(1)   Subject to Modified Following Business Day Convention

(2) Computed as of the Effective Date on the basis of the scheduled outstanding principal amount of the Series A-1, Series A-2 and Series B AFE Trust Notes plus the pool balance of the Certificates, except that if as of any date of determination thereof, the actual amount of such aggregate outstanding principal amount plus pool balance exceeds the scheduled amounts therefor as set forth in Appendix I to this Schedule, the Senior Swap Termination Amount and/or Junior Swap Termination Amount as of such date of determination shall be the respective amount thereof as shown therefor as of the preceding Periodic Swap Payment Date or Effective Date as the case may be.

(3) In the event the Leased Equipment Notes in respect of any Leased Aircraft are prepaid as a result of the termination of the related lease, the Senior Swap Termination Amounts and Junior Swap Termination Amounts set forth above shall be reduced by the reduction amounts for such Leased Aircraft as set forth in Exhibit A to this Appendix II.

                                                                       Exhibit A


        For each of Leased Aircraft N______, ______, ______ and ________


--------------------------------------------------------------------------------------------
Periodic Swap            Senior Swap               Junior Swap           Swap Termination
Payment Date(1)    Termination Amount(2)(3)  Termination Amount(2)(3)      Amount(2)(3)
------------       ------------------        ------------------            ------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

                 For each of Leased Aircraft N____, and N_____

-------------------------------------------------------------------------------------------------
Periodic Swap             Senior Swap                 Junior Swap            Swap Termination
Payment Date(1)     Termination Amount(2)(3)    Termination Amount(2)(3)       Amount(2)(3)
------------        ------------------          ------------------             ------
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------